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                                                                 EXHIBIT 10.2(f)

                                                December 15, 1999


Mr. Steven C. Roberts
76 Piper's Hill Road
Wilton, CT 06897


Dear Steve:


          This letter constitutes the agreement (the "Agreement") between you and Modem Media . Poppe Tyson, Inc. (the "Company") regarding benefits due you under certain circumstances as described below.

          1.   Acceleration of Stock Options Upon Change of Control. The vesting
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of your Company stock options granted to you as of the date of this Agreement will be accelerated by one year upon a Change of Control of the Company.

          2.   Acceleration of Stock Options Upon Termination. The vesting of
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your Company stock options granted to you as of the date of this Agreement will be accelerated by one year upon either of the following events:

               A. The termination of your employment by you for "Good Reason" (as defined in Section 6 below) within eighteen (18) months after a Change of Control; or

               B. The termination of your employment by the Company or its successor (other than for "cause," as defined in Section 4 below) within eighteen (18) months after a Change of Control.

          3.   Other Termination Benefits.  In the event of the termination of
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your employment by the Company or its successors (other than for cause) or by you for Good Reason you shall be eligible to receive the following upon the termination of your employment:

               A. Severance pay equivalent to twelve (12) months' base salary at your rate of pay in effect on the date of termination, plus any applicable bonuses. Such severance will be payable in a lump sum or as salary continuation, at the sole option of the Company or its successor; and

               B. Twelve (12) months' medical and dental coverage as provided by the Company or its successor to its then-current employees, provided you pay the applicable premiums paid by employees of the Company or its successor; and provided further that the Company shall cease providing such coverage when and if you become eligible for medial and dental coverage from another employer.
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          4.   Change of Control. For purposes of this Agreement, "Change of
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Control" shall mean the occurrence of any of the following events: (i) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

          5.   Termination for Cause. For purposes of this Agreement, "cause"
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shall mean (i) your gross misconduct in the performance of your duties with the
Company; (ii) your engaging in illegal conduct (other than any misdemeanor, traffic violation or similar misconduct) in connection with your performance of duties for the Company; or (iii) your commission of a felony. The determination as to whether "cause" exists shall be made by me (or such other individual who may become your immediate supervisor).

          6.   Termination for Good Reason. For purposes of this Agreement,
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"Good Reason" shall mean a material reduction in your compensation or/and employee benefits; material reduction in your job responsibilities or position; or relocation of your work location by more than fifty (50) miles.

          Kindly indicate your agreement to the foregoing by signing in the space provided below.


                                             Very truly yours,
                                             MODEM MEDIA . POPPE TYSON, INC.


                                             By: ____________________________
                                                  Name:
                                                  Title:

ACCEPTED AND AGREED


By: ______________________________
        Steven Roberts

Date: ____________________________